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                                                               EXHIBIT 99.(a)(8)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

                                                                                                  Give the EMPLOYER
                                  Give the SOCIAL                                                 IDENTIFICATION
 For this type of account:        SECURITY number of --           For this type of account:       number of --
 ------------------------         ---------------------           ------------------------        ----------------------
 1.  An individual's account      The individual                  9.  A valid trust, estate, or   Legal entity (Do not furnish
                                                                      pension trust               the identifying number of the
 2.  Two or more individuals      The actual owner of the                                         personal representative or
     (joint account)              account or, if combined                                         trustee unless the legal entity
                                  funds, the first individual                                     itself is not designated in the
                                  on the account(1)                                               account title.)(5)

 3.  Husband and wife (joint      The actual owner of the         10. Corporate account           The corporation
     account)                     account or, if joint funds,
                                  the first individual on the
                                  account(1)

 4.  Custodian account of a       The minor(2)                    11. Association, club,          The organization
     minor (Uniform Gift to                                           religious, charitable,
     Minors Act)                                                      educational, or other tax-
                                                                      exempt organization

 5.  Adult and minor (joint       The adult or, if the minor      12. Partnership account held    The partnership
     account)                     is the only contributor, the        in the name of the
                                  minor(1)                            business

 6.  Account in the name of       The ward, minor or              13. A broker or registered      The broker or nominee
     guardian or committee for    incompetent person(3)               nominee
     a designated ward, minor,
     or incompetent person

 7.  (a) The usual revocable      The grantor person(1)           14. Account with the            The public entity
         savings trust account                                        Department of Agriculture
         (grantor is also                                             in the name of a public
         trustee)                                                     entity (such as a state or
     (b) So-called trust          The actual owner(1)                 local government, school
         account that is not a                                        district, or prison) that
         legal or valid trust                                         receives agricultural
         under state law                                              program payments

 8.  Sole proprietorship          The owner(4)
     account

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     (1)    List first and circle the name of the person whose number your furnish.

     (2) Circle the minor's name and furnish the minor's social security number.

     (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

     (4)    Show the name of the owner.

     (5) List first and circle the name of the legal trust, estate, or pension trust.

     Notes: If no name is circle when there is more than one name, the number will be considered to be that of the first name listed.
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OBTAINING A NUMBER

      If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (IRS) and apply for a number.

      PAYEES AND PAYMENT EXEMPT FROM BACKUP WITHHOLDING -- The following is a list of payees exempt from backup withholding and for which no information reporting is required. For broker transactions, payees listed in items (1) through (13), and a person registered under the Investment Advisers Act of 1940
who regularly acts as a broker are exempt.   Payments subject to reporting
under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from withholding or information reporting:

(1)   A corporation.
(2) An organization exempt from tax under section 501(a), or an individual retirement plan (IRA), or a custodial account under section 403(b)(7).
(3)   The United States or any of its agencies or instrumentalities.
(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
(6)   An international organization or any of its agencies or instrumentalities.
(7)   A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10)  A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12)  A common trust fund operated by a bank under section 584(a).
(13)  A financial institution.

      Exempt payees described above should complete substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER IN PART 1, WRITE "EXEMPT" IN PART II, AND SIGN AND DATE
THE FORM.   If you are a nonresident alien or foreign entity not subject to backup withholding, give the requester a completed Form W- 8, Certificate of Foreign Status.

      Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A, and 6050N.

      PRIVACY ACT NOTICE -- Section 6109 requires you to furnish your correct taxpayer identification number (TIN) to persons who must file information returns with IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contribution you made to an individual retirement arrangement
(IRA). IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                    FOR ADDITIONAL INFORMATION CONTACT YOUR
                 TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE